                                                                   Exhibit 23



Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 17, 2000, included in CSG Systems International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Omaha, Nebraska
July 21, 2000